                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Tech-Net Communications, Inc.
             (Exact name of Registrant as specified in its charter)

NEVADA                                            98-0231440
--------------------------------                  ------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)


     Tech-Net Communications, Oceanic Business Centre, Suite 2000 - 1066 West
     ------------------------------------------------------------------------
                     Hastings Street, Vancouver, BC  V6E 3X2
                     ---------------------------------------
                              Phone:  604-601-8217
                              --------------------
(Address and telephone number of principal executive offices and principal place of business)

    Michael A. Cane, Esq. 2300 W. Sahara Ave., Suite 500- Box 18, Las Vegas, NV
    ---------------------------------------------------------------------------
                              89102 (702) 312-6255
                              --------------------
            (Name, Address and telephone number of agent for service)


Approximate date of commencement of proposed      As soon as practicable  after
sale to the public:                               the  effective  date  of  this
                                                  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.               |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED      PROPOSED
CLASS OF                          MAXIMUM       MAXIMUM
SECURITIES                        OFFERING      AGGREGATE          AMOUNT OF
TO BE           AMOUNT TO BE      PRICE PER     OFFERING           REGISTRATION
REGISTERED      REGISTERED        SHARE         PRICE (1)          FEE (1)
--------------------------------------------------------------------------------

Common Stock    2,536,000 shares   $0.04        $101,440           $9.33

--------------------------------------------------------------------------------
(1)  This  price  was  arbitrarily  determined  by  Tech-Net  Communications.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 312-6249

                   SUBJECT TO COMPLETION, Dated June 13, 2002



                                   PROSPECTUS


                          TECH-NET COMMUNICATIONS, INC.
                                2,536,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Tech-Net Communications, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.04 per share.



--------------------------------------------------------------------------------
                                     Proceeds  to  Selling
                                     Shareholders
            Offering                 Before  Expenses
            Price     Commissions    and Commissions
Per Share  $   0.04  Not Applicable   $   0.04
Total      $101,440  Not Applicable   $101,440
--------------------------------------------------------------------------------





Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------



                  The Date Of This Prospectus Is: June 13, 2002

                                Table Of Contents

                                                                            PAGE
                                                                            ----
Summary                                                                      4
Risk  Factors                                                                6
Risks  Related  To  Our  Financial  Condition  and  Business  Model
--------------------------------------------------------------------
-  If  we  do  not  obtain  additional
   financing, our business will fail                                         6
-  Our  short operating history makes
   our business difficult to evaluate.                                       6
-  There  is no assurance that we will be
   able to generate revenues based on our
   existing  revenue  model.                                                 7
-  If we fail to build a strong recognition of
   our web site, we will not be able
   to  achieve  revenues                                                     7
-  Our  dependence  on third parties for key
   components of our business could be
   detrimental  to  our  operation  if
   such  relationships  are  impaired                                        7
-  In  the  event  of  a systems failure, we may
   lack the knowledge necessary to
   rectify  the situation or be ill-equipped
   financially to cover any damage.  This
   could  cause  our  business  to  fail.                                    7
-  We  face  intense  competition in the business-
   to-business e-commerce market,
   and  we  cannot  assure you that we will
   be able to compete successfully.                                          8
-  We  may  be unable to protect our intellectual
   property which could result in
   irreparable harm to our operations and/or reputation.                     8
-  Our offering price may not adequately reflect our value.                  9
-  There  is  no market for our common stock.  If a
   market for our common stock  is
   developed, then our stock price may be volatile.                          9
-  Because  we  anticipate our operating expenses
   will increase prior to our earning  revenues,
   we  may  never  achieve  profitability.                                   9
-  Because  our president has only agreed to provide
   his services on a part-time basis,  he  may  not
   be able or willing to devote a sufficient amount
   of time to our  business  operations,  causing
   our  business  to  fail                                                   9
-  Because  our  president,  Mr.  Jayeson  Carmichael,
   owns  66.35%  of our outstanding  common  stock  and
   serves  as  a director, investors may find that
   corporate  decisions influenced by Mr. Carmichael
   are inconsistent with the best interests  of
   other  stockholders                                                      10

Risks  Related  To  This  Offering
-----------------------------------
-  If a market for our common stock does not develop,
   shareholders may be unable to  sell  their  shares                       10
-  If  the  selling shareholders sell a large number
   of shares all at once or in blocks,  the  market
   price  of  our  shares  would  most likely decline                       10
Use  of  Proceeds                                                           11
Determination  of  Offering  Price                                          11
Dilution                                                                    11
Selling  Shareholders                                                       12
Plan  of  Distribution                                                      20
Legal  Proceedings                                                          21
Directors,  Executive  Officers,  Promoters
 and  Control  Persons                                                      21

Security Ownership of Certain Beneficial
 Owners and Management                                                      23
Description  of  Securities                                                 24
Interest  of  Named  Experts  and  Counsel                                  26
Disclosure  of  Commission  Position  of
 Indemnification  for  Securities  Act Liabilities                          26
Organization  Within  Last  Five  Years                                     27
Description  of  Business                                                   27
Plan  of  Operations                                                        33
Description  of  Property                                                   35
Certain  Relationships  and  Related  Transactions                          35
Market  for  Common  Equity  and  Related
 Stockholder  Matters                                                       35
Executive  Compensation                                                     38
Financial  Statements                                                       39
Changes  in  and  Disagreements  with  Accountants                          40
Available  Information                                                      40

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

Tech-Net  Corporation

Tech-Net Communications is dedicated to providing small and medium enterprises and telecommunication service and equipment providers with an easier and more cost effective solution for buying, selling, and management of telecommunications, Internet, data, and wireless products and services. We intend to accomplish this mission by establishing an internet e-commerce gateway, the Technet Gateway, for exchange of telecommunication services specifically targeted to small and medium size users of such services.

Since we are in the development stage of our business plan, we have not yet earned any revenues from our planned operations. Significant additional development and marketing of the Technet Gateway is necessary prior to the Technet Gateway achieving revenue or profitability. We have developed the first stage of our web-site and the vendor/vendee registration section is active. Over the next twelve months, we will focus on the development of other components of our product and the marketing of our product to vendors, vendees and strategic partners in the wireless industry.


Since our inception, we have funded our operations through common stock issuances and related party loans in order to meet our strategic objectives. As of March 31, 2002, we had $ 53,728 in cash on hand and liabilities in the amount of $11,252. Since our inception, May 15, 2000, to the period ending March 31, 2002, we have incurred a net loss of $12,349. We attribute our net loss to having no revenues to offset our expenses from the development of our technology and Internet web site and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through the next fourteen months. However, our existing working capital may not be sufficient to enable us to fully develop the Technet Gateway or conduct the marketing necessary to establish the critical mass of customers and suppliers needed to become profitable. Accordingly, it is highly likely that we will require additional financing before we become profitable. Although we believe that we will be able to obtain additional financing when needed, there can be no assurance that we will be successful in this regard. As a result of the foregoing, our auditors have issued a statement in the notes to our financials that there exists substantial doubt about our ability to continue as a going concern.

We were incorporated on May 15, 2000 under the laws of the state of Nevada. Our principal offices are located at Tech-Net Communications, Oceanic Business Centre, Suite 2000 - 1066 West Hastings Street Vancouver, BC V6E3X2. Our Phone number is 604-601-8217.

The  Offering

Securities Being Offered      Up to  2,536,000  shares  of  our  common stock.

Offering  Price  and
Alternative  Plan  of  Distribution

                              The offering price of the common stock is $0.04 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities  Issued
And  to  be  Issued
                              7,536,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds
                              We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary  Financial  Information

Balance  Sheet  Summary
-----------------------
Cash                                      $  53,728
Total  Assets                             $  54,623
Liabilities                               $  11,252
Total  Stockholders'  Equity              $  43,371

Statement  of  Operations  and  Deficit     Summary
---------------------------------------     -------
Revenue                                   $       0
Net  Loss  for  the  Period               $   5,355
Net  Loss  Since  Inception               $  12,349

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current cash on hand will cover our working capital needs for the next fourteen months. We will likely need to obtain additional financing in order to continue as a going concern. It is highly unlikely that we will obtain profitability over the next fourteen months. As of March 31, 2002, we had cash in the amount of $ 53,728. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the marketing and development of our product. While we have sufficient funds to develop the video sales presentation subsection of our product and continue our initial marketing efforts over the next year, we will require additional financing in order to conduct a full marketing campaign usually needed to establish the critical mass of traffic required in order for the Technet Gateway to become profitable. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market for financing technology startups and the attractiveness of our business plan to investors. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Our  short  operating  history  makes  our  business  difficult  to  evaluate.

We are currently developing the Technet Gateway. The Technet Gateway is in the early stage of development and has not generated any revenues or profit to date. Significant additional development and marketing of the Technet Gateway is necessary prior to the Technet Gateway achieving revenues or profitability.

Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. To address these risks, we must successfully implement our business plan and marketing strategies. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

There is no assurance that we will be able to generate revenues based on our existing revenue model.

Our business and marketing strategy contemplates that the we may earn our initial revenues from advertising. There is no assurance that we will be able to generate revenues from advertising or that the revenues generated will exceed the operating costs of the Technet Gateway.

If we fail to build a strong recognition of our web site, we will not be able to achieve revenues.

We believe that the successful marketing, development and promotion of the Technet Gateway is critical to its success in attracting customers. Furthermore, we believe that the importance of customer awareness will increase as low barriers to entry encourage the proliferation of web sites. If we are unsuccessful in building strong recognition of the Technet Gateway, then we may not be able to achieve revenues. The marketing and promotion efforts contemplated may not be successful in creating business awareness of the Technet Gateway or in enabling us to achieve revenues.

Our dependence on third parties for key components of our business could be detrimental to our operations if such relationships are impaired.

We will depend on several third parties in conducting our operations, including the following:

* we do not own a gateway onto the Internet and instead rely on an Internet service provider to connect the Technet Gateway to the Internet; and
* the Technet Gateway depends on operating system, database, and server software that has been developed, produced by and licensed from third parties.

We have limited control over these third parties and have no long-term relationships with any of them. If we are unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or if the quality of products and services provided by such third parties falls below a satisfactory standard, our business could be harmed. Also, our loss of or inability to maintain or obtain upgrades to certain technology licenses could result in delays in developing its systems until equivalent technology could be identified, licensed or developed, and integrated.

In the event of a systems failure, we may lack the knowledge necessary to rectify the situation or be ill-equipped financially to cover any damages. This could cause our business to fail.

Our systems are vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite our implementation of network security measures, our servers could be vulnerable to computer viruses, physical or electronic break-ins, attempts by third parties deliberately to exceed the capacity of our systems and similar disruptive problems. Our coverage limits on our property and business interruption insurance may not be adequate to compensate for all losses that may occur.

We  face  intense competition in the business-to-business e-commerce market, and we  cannot  assure  you  that  we  will  be  able  to  compete  successfully.

The business-to-business e-commerce market is rapidly evolving and intensely competitive, and we expect competition to continue to intensify in the future. Barriers to entry are minimal, and competitors may offer similar services at better rates. Our business could be severely harmed if we are not able to compete successfully against current or future competitors. Although we believe that there may be opportunities for several providers of products and services similar to ours, other larger companies in our industry may dominate the market. We believe there is no current dominant provider in our market.

Virtually all of our current and potential competitors have longer operating histories, larger customer bases and greater brand recognition in business and Internet markets and significantly greater financial, marketing, technical and other resources. Our competitors may be able to devote significantly greater resources to marketing and promotional campaigns, may adopt more aggressive pricing policies or may try to attract users by offering services for free and may devote substantially more resources to product development.

We may be unable to protect our intellectual property which could result in irreparable harm to our operations and/or reputation.

Our performance and ability to compete are dependent to a significant degree on our ability to protect and enforce our intellectual property rights, which include the following:

*     proprietary  technology  once  developed;
*     trade  names;  and
*     domain  names,  each  of  which  relates  to  our  brand.

We may not be able to protect our proprietary rights, and our inability or failure to do so could result in loss of competitive and commercial advantages that we may hold. Additionally, we may choose to litigate to protect our intellectual property rights, which could result in a significant cost of resources and money. We cannot assure success in any such litigation that we might undertake.

We may in the future receive notices from third parties claiming infringement by our software, by the use of the name "www.technetcommunications.com" or other aspects of our business. We are not currently subject to any such claim. However, any future claim, with or without merit, could result in significant litigation costs and diversion of resources including the attention of management, which could have a material adverse effect on our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, results of operations and financial condition.

Our  offering  price  may  not  adequately  reflect  our  value.

The offering price of the shares was arbitrarily determined by management. Among the factors considered in determining this price were our immediate financial needs, our uncertain prospects, the backgrounds of the directors and the current condition of the financial markets. There is, however, no relationship whatsoever between the issue price and our assets, earnings, book value or any other objective criteria of value.

There is no market for our common stock. If a market for our common stock is developed, then our stock price may be volatile.

There is no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, such as:

1.     actual  or  anticipated  variations  in  our  results  of  operations;
2.     our  ability  or  inability  to  generate  revenues;
3.     increased  competition;  and
4.     conditions  and  trends  in  the  Internet  and  financial  industries.

Further, we anticipate that our common stock may be traded on the NASD OTC Bulletin Board. Companies traded on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. There is no assurance that our common stock will be traded on the OTC Bulletin Board. If our common stock is traded on the OTC Bulletin Board, our stock price may be adversely impacted by factors that are unrelated or disproportionate to our operating performance. The trading prices of many technology companies' stocks are at or near historical highs and reflect price earnings ratios substantially above historical levels. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of the development of our technology, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues based on our existing business plan and if we are unable to obtain additional financing after significant time and resources have been devoted to the company, we will not be able to continue operations.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Carmichael, our president and director, is also the president and founder of The J. Carmichael Group, a private, Vancouver-based venture focused on seeking out companies in the high-tech field that show potential for success and pairing them with potential investors. Because we are in the early stages of our business, Mr. Carmichael will spend approximately 10% of his time on our business and the remaining time will be spent to his other business ventures. If the demands of our business require the full business time of Mr. Carmichael, he is prepared to adjust his timetable to devote more time to our business. However, Mr.
Carmichael may not be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of Mr. Carmichael's other interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. Competing demands on Mr. Carmichael's time may lead to a divergence between his interests and the interests of other shareholders.

Because our president, Mr. Jayeson Carmichael, owns 66.35% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Carmichael are inconsistent with the best interests of other stockholders.

Mr. Carmichael is our president and director. He owns approximately 66.35% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Carmichael may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Carmichael to differ from the interest of other stockholders include his ability to devote the time required run a Internet technology company.


                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell  their  shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.


If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,536,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 33.65% of the common shares outstanding as of the date of this prospectus.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.04 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the sales price from our last private offering of common stock which was $0.02 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,536,000 shares of common stock offered through this prospectus. The selling shareholders acquired these shares from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 15, 2002;

The following table provides as of June 13, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.


-----------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
-----------------------------------------------------------------------------
Anita Abtin
251 West 14th Avenue,
Unit 16
North Vancouver,
BC, V7M 1P4             15,000         15,000            NIL        NIL

Anthony Alvaro
#9 -
200 Nelson Street
Vancouver, BC,
V6B 2E2                 75,000         75,000            NIL        NIL

Tina Alvaro
2664 Walpole Cres.
North Vancouver,
BC, V7H 1K8             25,000         25,000            NIL        NIL

Jason K. Andrew
1651 15th Street W
North Vancouver,
BC,  V7P 1N3            10,000         10,000            NIL        NIL

Estela de Araujo
1009 -
East 21st Avenue
Vancouver, BC,
V5V 1S6                  7,500          7,500            NIL        NIL

Anthony Cheung
1127 East 16th Avenue
Vancouver, BC,
V5T 4M4                 25,000         25,000            NIL        NIL



                                       13

Table is continued from page 13
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------

David Clifton
#701 -
1288 Broughton Street
Vancouver, BC,
V6G 2B5                125,000        125,000            NIL        NIL

Joy Clifton
312 -
2255 West 4th Avenue
Vancouver, BC,
V6K 1N9                 25,000         25,000            NIL        NIL

Robert Clifton
312 -
2255 West 4th Avenue
Vancouver, BC,
V6K 1N9                 10,000         10,000            NIL        NIL

Patrick Corsi
981 Sauve Court
North Vancouver,
BC, V7K 3C8             50,000         50,000            NIL        NIL

Atanu Dalal
#26 - 506 Eagle
Mountain Drive
Coqutlam, BC,
V3E 3J4                 25,000         25,000          NIL          NIL

Arimo Evans
401 - 137 East 1st Street
North Vancouver,
BC, V7L 1B2              5,000           5,000         NIL          NIL



                                       14


Table is continued from page 14
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Laurie Fugman
827 West 19th
Vancouver, BC           15,000         15,000            NIL        NIL

Marialena Gilbert
730 Andover Crescent
West Vancouver,
BC, V7S 1Y3              7,500          7,500            NIL        NIL

Alan Heather
904 -
1633 West 8th Avenue
Vancouver, BC,
V6J 5H7                 15,000         15,000            NIL        NIL

Kevin Kaban
202 - 1631 Vine Street
Vancouver, BC,
V6K 3J3                100,000        100,000            NIL        NIL

Michelle Kerr
2303 -
6838 Station Hill Drive
Burnaby, BC,
V6K 1G1                 10,000         10,000            NIL        NIL

Leah Lambert
401 - 137 East 1st Street
North Vancouver,
BC, V7L 1B2              5,000          5,000            NIL        NIL



                                       15


Table is continued from page 15
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Steven Lammers
#4 14 West 12th Avenue
Vancouver, BC,
V5Y 1T5                  5,000          5,000            NIL       NIL

Geoffrey O. Last
1245 Homer Street, PH
Vancouver, BC,
V6B 2Y9                350,000        350,000            NIL       NIL

Jason Love
#1904 -
438 Seymour Street
Vancouver, BC,
V6B 6H4                 20,000         20,000            NIL        NIL

Kim Spencer O'Leary
404 -
2266 1st Avenue W.
Vancouver, BC,
V6K 1G1                 10,000         10,000            NIL        NIL

Roberto Papa
2640 East 5th Avenue
Vancouver, BC,
V5M 1M9                  5,000          5,000            NIL        NIL

Agnieszka Pozniak
#209 -
1066 East 8th Avenue
Vancouver, BC,
V5T 1T9                 25,000         25,000            NIL        NIL


                                       16


Table is continued from page 16
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Erin Purdon
1090 Sitka Square
Vancouver, BC,
V6H 3P7                100,000       100,000             NIL        NIL

Linda Speed Roy
1158 Pinewood Crescent
North Vancouver, BC,
V7P 1E8                 20,000        20,000             NIL        NIL

Michel Roy
1158 Pinewood Crescent
North Vancouver, BC,
V7P 1E8                 20,000         20,000            NIL        NIL

Teresa Rzepczyk
#701 -
1288 Broughton Street
Vancouver, BC,
V6G 2B5                250,000        250,000            NIL        NIL

Renotcka Rzepczyk
837 West 19th Avenue
Vancouver, BC,
V5Z 1X4                 75,000         75,000            NIL        NIL

Jeremy Samuels
423 St. Andrews Avenue
North Vancouver,
BC, V7L 4S7              5,000          5,000            NIL        NIL


                                       17


Table is continued from page 17
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Benjamin Szloboda
#3 - 1130 Granville Street
Vancouver, BC,
V6Z 1L8                 20,000         20,000            NIL        NIL

Raquel Szloboda
#1904 - 438 Seymour Street
Vancouver, BC,
V6B 6H4                 20,000         20,000            NIL        NIL

Andrew Tai
13411 Blundell Rd.
Richmond, BC,
V6W 1B6                  6,000          6,000            NIL        NIL

Valentina Tuss
105 -
5158 48 Avenue
Delta, BC, V4K 5B6     350,000        350,000            NIL        NIL

Mike Vales
7383 Hawthorne Terrace
Burnaby, BC             10,000         10,000            NIL        NIL

Susan Vales
7383 Hawthorne Terrace
Burnaby, BC             10,000         10,000            NIL        NIL


                                       18

Table is continued from page 18
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Bryan K. Velve
3215 MacDonald Street
Vancouver, BC,
V6L 2N2                 25,000         25,000            NIL        NIL

Derek G. Welbourn
#701 -
1288 Broughton Street
Vancouver, BC,
V6G 2B5                 15,000         15,000            NIL         NIL

Randy White
3287 Highland Blvd.
North Vancouver,
BC, V7R 2X7            370,000        370,000            NIL        NIL

Dave Wong
6733 Balsam Street
Vancouver, BC,          15,000         15,000            NIL        NIL

Michael Young
102 -
925 W. 10th Avenue
Vancouver, BC, V5Z 1L9 250,000        250,000            NIL        NIL

A. Tohill
#303, 8722 Selkirk Avenue
Vancouver, BC,
V6P 4J4                 10,000         10,000             NIL       NIL


The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,536,000 shares of common stock outstanding on June 13, 2002.

None  of  the  selling  shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)  has  ever  been  one  of  our  officers  or  directors.


                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.04 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons

The following is information regarding our sole executive officer and director and his age as of June 13, 2002:

Director/Executive  Officers:

Name  of  Director               Age
----------------------          -----
Jayeson  Carmichael              31       President,  Director

Edward  Wong                     40       Secretary, Treasurer and Director


Diane  Travis                    57       Director



Jayeson Carmichael - Mr. Jayeson Carmichael, our president and director, has served in this capacity since May 16, 2000. He currently devotes approximately 10% of his time to Tech-Net. Mr. Carmichael's career has been focused in helping build hi-tech start-up companies, particularly internet or internet related companies, and taking an active advisory role in the establishment and further development of these ventures. His experience includes: brand building, site design, business development, marketing, and networking in the technology sector. Through consulting work, Mr.

Carmichael has advised several start-up technology and internet companies, including, the most notable, Megadepot.com, now Onvia, an internet company which provides access to business opportunities from more than 50,000 local, municipal, state and federal government purchasing offices through a customized daily bulletin that delivers bid notices, request for quotes and contracting opportunities. Mr. Carmichael has provided these businesses with initial consulting and feasibility analysis, as well as help in seeking further seed capital for the venture through professional networking in the investment community.

In 1999, Mr. Carmichael founded the Carmichael Institute - a non-profit think tank for learning and higher intelligence, with a focus on global political issues and current events. The Carmichael Institute is continuing to develop, with plans to launch an online presence (www.carmichael-institute.com) in the near future. It is intended to force productive dialogue regarding pressing issues the global community faces at any given time.

Mr. Carmichael is the founder and president of The J. Carmichael Group incorporated in 1999. The J. Carmichael Group is a private, Vancouver-based venture focused on seeking out companies in the hi-tech field that show potential for future success and require financing to further their operations. Based on extensively researching and analyzing such companies, The J. Carmichael Group advises potential clients on the merits of investing in these ventures. Since its inception, The J. Carmichael Group has helped six companies through their start-up phases. As president, Mr. Carmichael fills a consultant or advisory role to the start-ups and does not take executive or directorship positions in the companies he has helped.

From 2000 to present, Mr. Carmichael has also held a director position for J. Carmichael Holdings, Ltd., a real estate holding company.

Mr. Carmichael holds a B.A. degree in Political Science from the University of British Columbia.

Edward  Wong  - Mr. Edward Wong is our secretary, treasurer and director and has
served  in  this  capacity  since  May  16,  2000.   Mr.  Wong  will be devoting
approximately  10%  of  his  time  to  Tech-Net.

From 1998 until just recently, Mr. Wong was the owner and operations manager of a restaurant, the Monterey, located in Vancouver, British Columbia. As this business was recently sold, Mr. Wong is exploring other business opportunities.

From 1990 to 1998, Mr. Wong was a commercial real estate sales and leasing agent for Royal Pacific Realty focusing on the area throughout the lower mainland including the City of Vancouver.

Mr. Wong graduated from Langara College, Vancouver, British Columbia, completing an academic program in appraisal and investment analysis of real estate. Shortly after graduation, in 1988, he started his real estate career as a residential real estate appraiser.

Diane Travis - Ms. Diane Travis is one of our directors and has served in this capacity since May 16, 2000. Ms. Travis will be devoting approximately 10% of her time to Tech-Net. Ms. Travis has over thirty years entrepreneurial experience in the health and beauty industry. She is the owner of a beauty salon offering hair styling, esthetics, massage, reflexology and sales of high-quality beauty products. Her company, Salon 3287 in North Vancouver, has been in business for thirty years. From 1997-1999 Ms. Travis served as a director for Grey Point Properties, Inc., a real estate development company.

We presently do not pay our executives or directors any salary or consulting fees. We anticipate that we will not be paying any compensation to these individuals during the next twelve months.

Term  of  Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We  have no significant employees other than Jayeson Carmichael and Edward Wong.


         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 13, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. At this time, only one shareholder falls within these categories, Mr. Jayeson Carmichael, Director and President. The shareholders listed possess sole voting and investment power with respect to the shares shown.


--------------------------------------------------------------------------------
                   Name and address        Number of Shares     Percentage  of
Title of class     of beneficial owner     of Common Stock      Common Stock (1)
--------------------------------------------------------------------------------
Common Stock       Jayeson Carmichael       5,000,000 shares      66.35%
                   Director, President
                   Box 38088
                   King Edward Court
                   Vancouver, BC  Canada
                   V5Z 4L9

                   Edward Wong              NIL                   NIL
                   Secretary, Treasurer
                   & Director
                   5519 Cedar Creek Drive
                   Chilliwack, BC  Canada
                   V2R 5K5

                   Diane Travis             NIL                   NIL
                   Director
                   3287 Highland Blvd.
                   North Vancouver, BC
                   Canada V7R 2X7

Common Stock       All Officers and         5,000,000 shares      66.35%
                   Directors as a Group
                   (one person)
--------------------------------------------------------------------------------
(1) The percent of class is based on 7,536,000shares of common stock issued and outstanding as of June 13, 2002.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of June 13, 2002, there were 7,536,000 shares of our common stock issued and outstanding that were held by forty-three
(43)  stockholders of record.  We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on May 15, 2000 under the laws of the state of Nevada.   We
acquired the domain name "www.Technetcommunications.com" from Jayeson Carmichael, our president and a director for nominal consideration of $60.00 on April 30, 2002.

Mr. Jayeson Carmichael, Mr. Ed Wong and Ms. Diane Travis, have all played a role as Tech-net's promoters since our inception. Other than the purchase of his stock, and a small loan to the company in the amount of $6,500, Mr. Carmichael has not entered into any agreement with us in which he is to receive from us or provide to us anything of significant value. Neither Mr. Wong nor Ms. Travis have entered into any agreement with us in which they are to receive or provide anything of significant value to Tech-Net. Mr. Carmichael acquired 5,000,000 shares of our common stock at a price of $0.001 US per share on August 17, 2000. Mr. Carmichael paid a total purchase price of $5,000 for these shares.


                             Description Of Business

In  General

We are a development stage company in the process of establishing an Internet e-commerce gateway, the Technet Gateway, for exchange of telecommunications services specifically targeted to small and medium size users of such services. It is our intention to provide the US telecommunications industry with a leading strategic sourcing and procurement solution allowing them to reach an untapped market of buyers consisting of small to medium size businesses in need of telecommunication products. Our solution, the Technet Gateway will allow buyers to identify, select, and acquire goods from telecommunication suppliers in a quick and inexpensive process.

Although we have developed the first stage of our web-site and the vendor/vendee registration section is active, significant additional development and marketing of the Technet Gateway is necessary prior to us achieving revenue or profitability. Over the next twelve months, we will focus on the development of the various components of our product and the marketing of our product to vendors, vendees and strategic partners in the wireless industry.

The Technet Gateway will provide a virtual sales channel for telecommunication service and equipment providers and permit buyers a quick and easy access to a pool of sellers and communications service providers.

We have established our web site at our domain name, www.TechNetCommunications.com and we are currently completing development of the site and preparing its marketing plan. Once development is completed it is anticipated that the Technet Gateway will provide a number of advantages to buyers and sellers.

We plan to offer participants, through the Technet Gateway, the ease of one stop shopping for all telecommunication needs and market transparency in the current dynamic e-Marketplace. We plan to supply buyers and sellers with services to maximize efficiency, lower procurement costs and reduce administrative costs. As we grow, we intend to accomplish this goal by utilizing Reverse Auctions, Bid Management and Analysis tools, Virtual RFP's (Request For Proposal) and innovative account management services, as well as providing participants with the ability to view original Virtual Sales Presentations from vendors.

The typical seller utilizing our Gateway will include major telecommunication service and equipment providers, data service providers, competitive local exchange carriers, integrated access providers, competitive access providers, resellers, agents, consultants, Internet service providers, web hosting service providers, co-location providers, voice over Internet service providers, cable companies, xDSL providers, broadband internet access providers, and wireless and broadband wireless service providers.
The typical buyer will be any company that spends $500 - 10,000 per month on telecommunications services and/or hardware.

The following illustrates an example of a typical transaction we plan to conduct on our Technet Gateway. A reseller may need to purchase his/her monthly stock of phone cards. The reseller, who has previously or concurrently registered with our site, will go to the Technet Gateway web-site and request a quote for his/her needs from a number of phone card providers who have also previously registered as vendors with us. The phone card providers will respond to the request through our Technet Gateway. Once the reseller has selected the best quote and the transaction has been agreed upon between both parties, Tech-Net will receive a 5% commission from the vendor, based upon the total value of that sale. The benefits to the vendee include getting the best price. The benefits to the vendor include making the sale, gaining a new customer without the added expense marketing/advertising campaigns or sales calls.

Our Virtual Sales Channel fee structure will be significantly lower than the 15% average fee currently paid to the indirect/alternative sales channel. We currently plan to charge a fee of 5%. Most online B2B telecom sites are simply agents/re-sellers (Indirect/Alternative Sales Channel) that put their business models online. Agents/re-sellers encounter substantial management and administrative responsibilities, resulting in significantly increased operating costs, overhead and staffing expenditures in order to meet their obligations to both vendors and customers.

Marketing  Plan

We  intend  to  establish a marketing plan to target small to medium enterprises
(SME) and bandwidth consuming start-up technology companies. Small to medium enterprises are businesses that spend from $500 to $10,000 per month in telecommunication, Internet, and data services.

Small and start-up companies tend to be the hardest and most expensive new customers for service providers to reach. Small-business customers are elusive and hard to find, and they require a high customer-acquisition cost because they tend to be skeptical. We intend to position ourselves to capitalize on this rapidly growing and underserved sector of the market by defining ourselves as the leading Business-to-Business e-Marketplace for one stop shopping and account management services for all of a company's telecommunication needs.

The best way to reach the Small to Medium Enterprise (SME) market is to partner with companies that have established SME relationships. We plan to aggressively pursue and leverage strategic partnerships with well-established, non-telecom SME vendors.


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

Revenue  Model

Initially, we will not charge either buyers or sellers a "registration" or "subscription" fee to use the site. Instead, we anticipate revenue will be generated through the following channels:

a.     Advertising;

b.     Commissions  on  closed  transactions  and  lead  fees;

c. Virtual Sales Presentations: the premier source to view product and service presentations from Vendors. A fee will be charged for posting virtual presentations;

d. Third Party Add-On Service Providers: revenue sharing agreement with fee-based Third Party Service providers;

e. Service Provider Listings: provide vendors and consultants a free listing, charging a fee for premium online directory listings (i.e.Yellow Pages); and

f. Data Mining and Industry Metrics: (Not Buyer or Seller accounts information.) Collect valuable statistics about aspects of market behavior. The data will be sold in aggregate form to receptive audiences.

We plan to engage traditional and online agents/resellers as participants in the bid process on the vendor side. The nominal fee paid by agents/resellers for the qualified sales force to be provided by TechNetCommunications.com segues into the existing agent/re-seller revenue model. Telecom service and equipment providers have a strong financial incentive to participate directly with TechNetCommunications.com's Virtual Sales Channel to lower customer acquisition costs and reduce the fees paid to agents/re-Sellers as well as those incurred by their direct sales force.

We plan to enter into revenue sharing agreements with strategic third parties in order to provide our customers with a complete line of fee-based telecommunication, Internet and data services. Potential partnership opportunities will involve companies providing fee-based consultation, equipment repair and technical services, as well as providers of trouble ticket management and tracking services.

Industry  Information

The use of online exchanges, where companies buy and sell to each other directly on the Internet, is predicted to generate large savings and profits for suppliers and manufacturers. According to Forrester Research, Business-to-Consumer spending is expected to reach $184.5 billion in 2004, compared to $20.3 billion in 1999.

The US telecommunications market will be the primary source of sellers for our Technet Gateway solution. US Telecommunications market is a highly competitive arena with numerous vendors vying for end-user business customers. The traditional process of acquiring new business customers is time-consuming and costly for both Buyers and Sellers. This has become even more evident since the "1996 Telecommunication Act" which provides for a pro-competition, de-regulatory national policy and results in increased competition in the Telecommunications market. Since 1996, the growth of new service providers has been explosive throughout the US. The dominant telecommunications policy trend continues to be de-regulation across the world.

Representing more than 30% of the worldwide revenue, the US is by far the largest telecommunications market, home to more than 700 inter-exchange carriers, 700 competitive local exchange carriers, 1,100 incumbent local exchange carriers, and 5,000 Internet service providers (ISP). The landscape is becoming even more competitive with the roll out of high speed Internet access and telephony services from the traditional power companies (Avista, Montana Power, Sierra Pacific Power, Tacoma Power, NW Iowa Power, etc.) and cable companies (Adelphia, AT&T, Time Warner, Cox Cable, etc.).

Global telecommunication services revenue exceeded $800 billion in 1997, making telecommunications one of the largest industries in the world. The United States alone is accountable for more than 30% of total revenue and the aggregate market of the European Union contributes an additional 30%.

In the US, the majority of business users purchase five core telecommunication services:

     Local
     Long  Distance
     Wireless
     Data
     Internet

In 1998, the annual US telecommunications service market was $269 billion. The small and medium business market represents approximately $59 billion of the U.S. telecommunications services market and represents the fastest growing segment of the U.S. telecom services market. Although the market has seen consolidation and a reduction in enterprise application spending over the past several years, this is expected to recover in the near future. (Source: The Yankee Group).

TECHNOLOGY

Our current state of technology involves utilizing commercially available licensed technology to operate the Technet Gateway, through Concord Interative, the host and monitor of our site, with proprietary technology to be developed in the future.

Proprietary  Technology

Eventually, we will develop proprietary technology that will be incorporated into the web site. This proprietary software will include certain web site management tools. Where commercial third party software is not available, we intend to develop proprietary software to enhance and expand the capabilities of our web site. We believe that this continued development is essential to the commercial success of the Technet Gateway.


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

Operations

We do not own the servers that host the Technet Gateway. Our servers are located in Vancouver, British Columbia on the premises of our Internet service provider, Concord Interactive. The Internet service provider began providing us with the following services in May, 2002: use of servers, Internet connection services, and Internet band-width.

The operation of the servers which host the Technet Gateway depend on operating system software, database software, and server software developed, produced by and licensed from third parties. Whenever possible, we will license commercially available technology instead of purchasing custom-made or internally developed solutions. The software licensed by us is commercially available software and is not software developed specifically for us.

Internet  Gateway

We do not own a gateway onto the Internet, but instead rely on an Internet service provider to connect the Technet Gateway to the Internet. We also use our Internet service provider to provide connectivity to the Internet, Internet traffic and data routing services and e-mail services. The Internet service provider provides us with a high speed Internet access line to the World Wide Web. We believe that these telecommunication and Internet service facilities will need to be upgraded in the future as usage of the web site increases.


INTELLECTUAL  PROPERTY  AND  OTHER  PROPRIETARY  RIGHTS

Our performance and ability to compete will be dependent upon our proprietary technology to be developed in the future. We will also rely on a combination of trademark, copyright and trade secret laws, as well as confidentiality agreements and non-compete agreements executed by employees and consultants as measures to establish and protect our proprietary rights.

We own the "www.technetcommunications.com" domain name. It is possible that our competitors or others will adopt Internet domain names or product or service names similar to "www.technetcommunications.com", thereby impeding our ability to establish recognition and usage of the Technet Gateway and creating confusion amongst users and potential users of the Technet Gateway.

COMPETITION

A broad range of B2B e-commerce sites offer some type of telecommunications, data, and/or Internet services and, consequently, may be construed as either direct or indirect competition to TechNetCommunications.com. The market for the Technet Gateway solution is intensely competitive, evolving and subject to rapid technological change. The intensity of competition has increased and is expected to further increase in the future. Although the market contains many smaller, industry specific e-marketplace solutions, such as the agents/resellers discussed earlier, there are also large software/e-procurement providers that either have broadened their services to include procurement solutions specifically for the telecommunications industry or could easily broaden their services to include this industry. Possible competition with respect to certain aspects of our solution include a variety of companies such as FreeMarkets, Ariba, Commerce One, Oracle, PurchasePro, PeopleSoft and SAP. In


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

addition, because there are relatively low barriers to entry in our market, we expect additional competition from other established and emerging companies, as our market continues to develop and expand.

Some of our competitors are simply Agents/Re-Sellers (Indirect Sales Channel) that have put their businesses online. Agents develop relationships with many service providers to offer the exact products, services, and prices as the service providers' direct sales channel. Agents have strong supplier relationships and biases that affect the neutrality of the services offered. The Technet Gateway is a completely neutral exchange for Buyers and Sellers, with no agency agreements. Agents are also responsible for placing orders, negotiating terms, getting contracts and paper work signed, monitoring provisions and maintaining customer accounts after the sale. By providing the tools to match Buyers and Sellers and facilitate the close of the sale, our model excludes the high overhead costs associated with the Agency model.

We believe that the principal competitive factors affecting our market include product quality and performance, speed of implementation, supplier adoption expertise, critical mass of buyers and suppliers, breadth and depth of solution, a significant base of reference customers, core technology, ability to implement solutions and value of solution. Although we intend to develop and build our Technet Gateway to compete favorably with respect to these factors, our market is relatively new and is evolving rapidly. We may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources.

GOVERNMENT  REGULATION

We anticipate that our web site will be used by customers from multiple state and international jurisdictions. There is a risk that our business may be the subject of government regulation in the future or that governments will interpret their laws as having jurisdiction over us and our business. Applicability of these laws may have the result that we will be prohibited from dealing with users in certain states or countries or that we may have to incur increased expense in order to deal with users in certain states or countries.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on the Web business.

We may have to qualify to do business in other jurisdictions. As our Web Site is available over the Internet in multiple states and foreign countries, and as the users of the Web Site are resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

Employees

We have no employees as of the date of this prospectus other than our two officers, Mr. Carmichael and Mr. Wong. We plan to conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have spent less than $10,000 towards research and development expenditures associated with the development of our website since our incorporation.

Subsidiaries

We  have  no  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

Reports  to  Security  Holders

At this time, we are not required to provide annual reports to security holders. However, once we become a reporting company with the SEC, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of Tech-Net Communications Inc.'s electronic filings. We plan to register as a reporting company under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


Plan  Of  Operations

Our plan of operations for the next twelve months will focus on the development of the Technet Gateway and implementation of marketing strategies enabling us to develop a critical mass of traffic for our web site. This focus will include registering vendors and vendees on our site, continuing with the development of our site with the main focus being the video sales presentations, seeking out a strong advisory board, and developing relationships with key partners in the wireless industry news service.

In order for our Technet Gateway to become fully operational based on our existing business plan, we will need to complete development of the following components: reverse auctions, bid management and analysis tools, virtual request for proposals, account management services and virtual sales presentations. At this time, we cannot project the cost of each component nor the timetable as to when each component will be completed. Factors which we are currently weighing in determining our course of action include: the costs of outsourcing such development with third party consultants, licensing fees associated with outright purchases of existing technology, or costs involved with hiring in-house programmers to complete the work. The costs associated with the above components will be significantly higher than the current cash on hand of $53,728 as of March 31,2002. Accordingly, we will be unable to proceed with fulfilling our business plan without obtaining additional financing.

We anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be successful in raising sufficient funding. We believe that debt financing will not be an alternative for funding development of our product due to the risky nature of this enterprise and lack of tangible assets. These factors usually place debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable e-commerce solution is in place and generating revenues. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following approximate expenses over the next twelve months: $20,000 on legal and accounting, $4,000 on web development/hosting and $20,000 towards working capital. We will most likely not purchase any substantial equipment over the next twelve months nor do we intend to hire any additional employees until either we receive additional funding or we have begun to generate revenues. Because we had cash in the amount of $53,728 as of March 31, 2002, we will likely need to obtain additional financing for any operational or development expenses shortly after the end of our current fiscal year.

Results  Of  Operations  For  Period  Ending  March  31,  2002

We did not earn any revenues during the period ending March 31, 2002. We do not anticipate earning revenues until such time as we have a fully operational website. We are presently in the development stage of our business and we will most likely not be profitable from our operations over the next twelve months.

We incurred operating expenses in the amount of $12,349 for the period from inception on May 15, 2000 to March 31, 2002. For the fiscal year ended March 31, 2002, we incurred expenses in the amount of $5,355. These operating expenses since inception have included: amortization of technology development costs associated with developing the web site and professional fees in connection with our corporate organization. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the development of our technology and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $12,349 for the period from inception to March 31, 2002. Our loss was attributable entirely to operating expenses.

We have not attained profitable operations. For this reason our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We do not own any physical property. In May of 2002, we began leasing our office space at Oceanic Business Centre, Suite 2000 - 1066 West Hastings Street, Vancouver, BC, V6E3X2. At this time, we do not own computers or hardware. Concord Interative hosts and monitors our website from their premises.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-     Any  of  our  directors  or  officers;
-     Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-     Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-three (43) registered shareholders.

Rule  144  Shares

A total of 2,536,000 shares of our common stock will be available for resale to the public after March 15, 2003 and 5,000,000 shares of our common stock is currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 75,360 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 of the total shares that may be sold pursuant to Rule 144.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal period ended March 31, 2002 and March 31, 2001.


                     Annual Compensation        Long Term Compensation
                     -------------------        ----------------------
                                         Other                               All
                                         Annual                            Other
                                          Com-                              Com-
                                          pen-  Restricted                  pen-
                                          sa-   Stock  Options/*  LTIP      sa-
Name       Title     Year  Salary  Bonus  tion  Awarded  SARs(#) payouts($) tion
---------- -----     ---- -------  ----- ------ ------- ------- ---------- -----

Jayeson    President, 2002   $0      0      0       0     0         0         0
Carmichael and        2001   $0      0      0       0     0         0         0
           Director
--------------------------------------------------------------------------------
Edward     Secretary, 2002   $0      0      0       0     0         0         0
Wong       Treasurer  2001   $0      0      0       0     0         0         0
           & Director
--------------------------------------------------------------------------------


Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended March 31, 2002. We have also not granted any stock options to the executive officers since our inception date of May 15, 2000.

                              Financial Statements

Index  to  Financial  Statements:

1.   Auditors'  Report;

2. Audited Financial Statements for the fiscal years ending March 31, 2002 and 2001, including:

     a.   Balance  Sheets  as  at  March  31,  2002  and  March  31,  2001;

     b. Statements of Operations and Deficit for the periods ending March 31, 2002 and March 31, 2001;

     c. Statements of Cash Flows for the periods ending March 31, 2002 and March 31, 2001;

     d. Statements of Stockholders' Equity for the periods ending March 31, 2002 and March 31, 2001; and

     e.   Notes  to  Financial  Statements.

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS


                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)

                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS



                                AUDITORS' REPORT



To  the  Shareholders  and  Directors
Tech-Net  Communications,  Inc.
(A  Development  Stage  Company)

We have audited the balance sheets of Tech-Net Communications, Inc. (a development stage company) as at March 31, 2002 and 2001, and the statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the year ended March 31, 2002, and for the period from May 15, 2000 to March 31, 2001, and for the period from May 15, 2000 (date of inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2002 and 2001, and the results of its operations and cash flows for the year ended March 31, 2002, and for the period from May 15, 2000 to March 31, 2001, and for the period from May 15, 2000 (date of inception) to March 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, B.C.                                           /s/  Morgan & Company

April  16,  2002                                          Chartered  Accountants



Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         INTERNATIONAL                Vancouver, B.C.  V7Y 1A1

                         TECH-NET  COMMUNICATIONS,  INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS
                            (Stated in U.S. Dollars)


----------------------------------------------------------------------
                                                       MARCH 31
                                                    2002       2001
----------------------------------------------------------------------
ASSETS

Current
  Cash                                            $ 53,728   $ 3,014

Website Development Costs                              895     1,492
                                                  ---------  --------
                                                  $ 54,623   $ 4,506
=====================================================================

LIABILITIES

Current
  Accounts payable                                $  4,752   $     -
  Loan payable                                       6,500     6,500
                                                  ---------  --------
                                                    11,252     6,500
                                                  ---------  --------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares, par value
    $0.001 per share

  Issued and outstanding:
    7,536,000 common shares at March 31, 2002
    5,000,000 common shares at March 31, 2001        7,536     5,000

  Additional paid-in capital                        48,184         -

Deficit Accumulated During The Development Stage   (12,349)   (6,994)
                                                  ---------  --------
                                                    43,371    (1,994)
                                                  ---------  --------

                                                  $ 54,623   $ 4,506
=====================================================================


Approved by the Board of Directors:


-----------------------------------    -------------------------------

                        TECH-NET  COMMUNICATIONS,  INC.
                        (A  Development  Stage  Company)

                      STATEMENTS OF OPERATIONS AND DEFICIT
                            (Stated in U.S. Dollars)



----------------------------------------------------------------------------
                                                      INCEPTION   INCEPTION
                                             YEAR      MAY 15      MAY 15
                                             ENDED     2000 TO     2000 TO
                                            MARCH 31   MARCH 31    MARCH 31
                                              2002       2001        2002
----------------------------------------------------------------------------

Expenses
  Amortization                              $     597  $     299  $     896
  Professional fees                             4,752      3,644      8,396
  Office and sundry                                 6      3,051      3,057
                                            --------------------------------
Net Loss For The Period                         5,355      6,994  $  12,349
                                                                  =========
Deficit Accumulated During The Development
  Stage, Beginning Of Period                    6,994          -
                                            --------------------
Deficit Accumulated During The Development
  Stage, End Of Period                         12,349      6,994
================================================================

Net Loss Per Share                          $    0.01  $    0.01
================================================================

Weighted Average Number Of Common
  Shares Outstanding                        5,105,667  3,531,250
================================================================

                         TECH-NET  COMMUNICATIONS,  INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                             (Stated in U.S. Dollars)


-------------------------------------------------------------------------------
                                                           INCEPTION  INCEPTION
                                                   YEAR     MAY 24     MAY 24
                                                   ENDED    2000 TO    2000 TO
                                                  MARCH 31  MARCH 31   MARCH 31
                                                    2002      2001       2002
-------------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                         $(5,355)  $(6,994)  $(12,349)

Adjustments To Reconcile Net Loss To Net
 Cash By Operating Activities
  Amortization                                        597       299        896
  Accounts payable                                  4,752         -      4,752
  Loan payable                                          -     6,500      6,500
                                                  -----------------------------
                                                       (6)     (195)      (201)
                                                  -----------------------------

Cash Flows From Financing Activity
  Common stock issued                              50,720     5,000     55,720
                                                  -----------------------------

Cash Flows From Investing Activity
  Software development costs                            -    (1,791)    (1,791)
                                                  -----------------------------

Increase In Cash                                   50,714     3,014     53,728

Cash, Beginning Of Period                           3,014         -          -
                                                  -----------------------------

Cash, End Of Period                               $53,728   $ 3,014   $ 53,728
===============================================================================


                         TECH-NET  COMMUNICATIONS,  INC.
                          (A Development Stage Company)

                        STATEMENTS OF STOCKHOLDERS EQUITY

                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



                                          COMMON STOCK
                                   --------------------------
                                   NUMBER          ADDITIONAL
                                     OF              PAID-IN
                                   SHARES    AMOUNT  CAPITAL  DEFICIT    TOTAL
                                   ---------------------------------------------

Shares issued for cash at $0.001  5,000,000  $5,000  $     -  $      -  $ 5,000

Net loss for the period                   -       -        -    (6,994)  (6,994)
                                  ----------------------------------------------

Balance, March 31, 2001           5,000,000   5,000        -    (6,994)  (1,994)

Shares issued for cash at $0.02   2,536,000   2,536   48,184         -   50,720

Net loss for the year                     -       -        -    (5,355)  (5,355)
                                  ----------------------------------------------

Balance, March 31, 2002           7,536,000  $7,536  $48,184  $(12,349) $43,371
                                  ==============================================


                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



1.     NATURE  OF  OPERATIONS

a)     Organization

The  Company  was  incorporated  in the state of Nevada, U.S.A. on May 15, 2000.

b)     Development  Stage  Activities  and  Going  Concern

The Company is in the business of establishing an internet e-commerce gateway (the "Technet Gateway") for exchange of telecommunication services specifically targeted to small and medium size users of such services. The Technet Gateway is in the early stage of development and has not generated any revenues to date. Significant additional development and marketing of the Technet Gateway is necessary prior to the Technet Gateway achieving revenue or profitability.

Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances and related party loans in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of its products under development. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Development  Stage  Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Website  Development  Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e)     Stock  Based  Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

f)     Financial  Instrument

The  Company's  financial  instrument  consists  of  cash.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from this financial instrument. The fair value of this financial instrument approximate its carrying value, unless otherwise noted.

g)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


3.     RELATED  PARTY  TRANSACTION

The loan payable in the amount of $6,500 (2001 - $6,500) is owing to a director.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.



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

                                     Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal


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

counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee          $    10
Federal Taxes                                                $   NIL
State Taxes and Fees                                         $   NIL
Transfer Agent Fees                                          $ 1,000
Accounting fees and expenses                                 $ 2,000
Legal fees and expenses                                      $18,000
Miscellaneous                                                $   NIL
                                                             --------
Total                                                        $21,010
                                                             ========

--------------------------------------------------------------------------------
All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 5,000,000 shares of common stock on August 17, 2000 to Mr. Jayeson Carmichael, our president and director. Mr. Carmichael acquired these shares at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 2,536,000 shares of our common stock at a price of $0.02 per share to a total of forty-two purchasers on March 15, 2002. The total amount we received from this offering was $50,720. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


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

Item  27.  Exhibits

Exhibit
Number     Description
--------   --------------------
  3.1      Articles  of  Incorporation
  3.2      Amended  By-Laws
  5.1      Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
 23.1      Consent  of  Morgan  &  Company,  Chartered  Accountants

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on June 13, 2002.

                                              TECH-NET CORPORATION

                                         By:  /s/ Jayeson Carmichael
                                              _________________________
                                              Jayeson Carmichael,
                                              President and Director
                                              (Principal Financial Officer)
                                              (Principal Accounting Officer)



                                         By:  /s/ Edward Wong
                                              _________________________
                                              Edward Wong
                                              Secretary, Treasurer and Director


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